Exhibit 5

[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


August 20, 1999

(213) 229-7000                                          C 30302-00001

Foodmaker, Inc.
9330 Balboa Avenue
San Diego, California 92123

     Re:  Foodmaker, Inc. --
          Amended and Restated Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Foodmaker, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under Securities Act of 1933, as amended (the "Act"), of 650,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company, issuable pursuant to awards granted and to be granted pursuant to the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Plan").

     We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

     Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued and paid for pursuant to awards granted, and, if applicable, exercised in accordance with the provisions of the Plan and related agreements, will be duly authorized, validly issued, fully paid and non-assessable.

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Foodmaker, Inc.
August 20, 1999
Page 2


     The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" contained in the related Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Sincerely,

                              /s/ Gibson, Dunn & Crutcher LLP

                              GIBSON, DUNN & CRUTCHER LLP